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PRESS RELEASE Paris, October 27, 2011

Extract from Technip’s Third Quarter 2011 Results

III. OTHER – GLOBAL INDUSTRIES

As announced on September 12, 2011, Technip entered into a merger agreement to acquire Global Industries, Ltd. (“Global”). Upon completion of the merger, Global will become an indirect, wholly-owned subsidiary of Technip. The merger is subject to approval by Global’s shareholders who must also approve the amended and restated articles of incorporation, thus removing Global’s current limitation on non-U.S. ownership. Global’s preliminary proxy statement containing important information on the merger was filed with the U.S. Securities and Exchange Commission on October 7, 2011.

Under the terms of the merger agreement, the merger cannot be completed until regulatory approvals under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), the Federal Economic Competition Law (“LFCE”) in Mexico and the Committee on Foreign Investment in the United States (“CFIUS”) have been obtained or applicable waiting periods have been terminated or expired. Pursuant to provisions of the HSR Act, Technip and Global each filed a notification on September 23, 2011. On October 24, 2011, the Federal Trade Commission notified Global and Technip of early termination of the waiting period, therefore satisfying the requirements of the HSR Act and the merger agreement. Technip and Global also submitted an antitrust filing in Mexico pursuant to the terms of the merger agreement. The waiting period under the LFCE expired on October 20, 2011, thereby satisfying the closing condition contained in the merger agreement.

The merger is also subject to review by CFIUS. Technip and Global submitted a joint voluntary notice to CFIUS on October 7, 2011. The waiting period during which CFIUS must conclude a preliminary review expires at 11:59 p.m. Eastern time on November 9, 2011.

Additional Information:

In connection with the proposed transaction, Global Industries, Ltd. has filed a preliminary proxy statement and other relevant documents with the SEC. Before making any voting decisions, investors and security holders of Global Industries, Ltd. are urged to read the preliminary proxy statement carefully and in its entirety, the definitive proxy statement when it is available and any other relevant documents filed with the SEC because they contain important information. Investors and security holders can obtain these documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, documents filed with the SEC by Global Industries, Ltd. are available free of charge by writing Global Industries, Ltd. at the following address: Global Industries, Ltd., 8000 Global Industries, 8000 Global Drive, Carlyss, Louisiana 70665, USA, attention: Investor Relations. Documents filed with the SEC by Technip are available free of charge from Technip Investor Relations’ website at: http://investors-en.technip.com.

Progress of Global Industries' Acquisition

- **September 12, 2011: Announcement of agreement to acquire Global Industries**
  - Positive reaction from clients and employees
  - Discussion on integration planning started with joint teams within legal constraints
- **Global's preliminary proxy statement filed with the US SEC on October 7, 2011**
- **HSR[1] and Mexican antitrust waiting periods have terminated and CFIUS[2] clearance proceeding on schedule**

GLOBAL
INDUSTRIES

(1) Hard-Scott-Rodino Antitrust Improvement Act of 1976
(2) Committee on Foreign Investment in the United States

12 Third Quarter 2011 Results

Technip

Cautionary note regarding forward-looking statements

This presentation contains both historical and forward-looking statements. These forward-looking statements are not based on historical facts, but rather reflect our current expectations concerning future results and events, and generally may be identified by the use of forward-looking words such as “believe”, “aim”, “expect”, “anticipate”, “intend”, “foresee”, “likely”, “should”, “planned”, “may”, “estimates”, “potential” or other similar words. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from the anticipated results, performance or achievements expressed or implied by these forward-looking statements. Risks that could cause actual results to differ materially from the results anticipated in the forward-looking statements include, among other things: our ability to successfully continue to originate and execute large services contracts, and construction and project risks generally; the level of production-related capital expenditure in the oil and gas industry as well as other industries; currency fluctuations; interest rate fluctuations; raw material (especially steel) as well as maritime freight price fluctuations; the timing of development of energy resources; armed conflict or political instability in the Arabian-Persian Gulf, Africa or other regions; the strength of competition; control of costs and expenses; the reduced availability of government-sponsored export financing; losses in one or more of our large contracts; U.S. legislation relating to investments in Iran or elsewhere where we seek to do business; changes in tax legislation, rules, regulation or enforcement; intensified price pressure by our competitors; severe weather conditions; our ability to successfully keep pace with technology changes; our ability to attract and retain qualified personnel; the evolution, interpretation and uniform application and enforcement of International Financial Reporting Standards (IFRS), according to which we prepare our financial statements as of January 1, 2005; political and social stability in developing countries; competition; supply chain bottlenecks; the ability of our subcontractors to attract skilled labor; the fact that our operations may cause the discharge of hazardous substances, leading to significant environmental remediation costs; our ability to manage and mitigate logistical challenges due to underdeveloped infrastructure in some countries where we are performing projects.

Some of these risk factors are set forth and discussed in more detail in our Annual Report. Should one of these known or unknown risks materialize, or should our underlying assumptions prove incorrect, our future results could be adversely affected, causing these results to differ materially from those expressed in our forward-looking statements. These factors are not necessarily all of the important factors that could cause our actual results to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could have material adverse effects on our future results. The forward-looking statements included in this release are made only as of the date of this release. We cannot assure you that projected results or events will be achieved. We do not intend, and do not assume any obligation to update any industry information or forward-looking information set forth in this release to reflect subsequent events or circumstances.

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This presentation does not constitute an offer or invitation to purchase any securities of Technip in the United States or any other jurisdiction. Securities may not be offered or sold in the United States absent registration or an exemption from registration. The information contained in this presentation may not be relied upon in deciding whether or not to acquire Technip securities. This presentation is being furnished to you solely for your information, and it may not be reproduced, redistributed or published, directly or indirectly, in whole or in part, to any other person. Non-compliance with these restrictions may result in the violation of legal restrictions of the United States or of other jurisdictions.

Technip is a world leader in project management, engineering and construction for the energy industry.

From the deepest Subsea oil & gas developments to the largest and most complex Offshore and Onshore infrastructures, our 25,000 people are constantly offering the best solutions and most innovative technologies to meet the world’s energy challenges.

Present in 48 countries, Technip has state-of-the-art industrial assets on all continents and operates a fleet of specialized vessels for pipeline installation and subsea construction.

Technip shares are listed on the NYSE Euronext Paris exchange and the USA over-the-counter (OTC) market as an American Depositary Receipt (ADR: TKPPK).

OTC ADR ISIN: US8785462099 ° ° °

Investor and Analyst Relations

Kimberly Stewart	Tel: +33 (0) 1 47 78 66 74
e-mail: kstewart@technip.com

Apollinaire Vandier	Tel: +33 (0) 1 47 78 60 74
e-mail: avandier@technip.com

Public Relations

Christophe Bélorgeot	Tel: +33 (0) 1 47 78 39 92

Floriane Lassalle-Massip	Tel: +33 (0) 1 47 78 32 79
e-mail: press@technip.com

Technip’s website	http://www.technip.com

Technip’s IR website	http://investors-en.technip.com
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